SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2003
FILE NUMBER 811-05426
SERIES NO.: 11


72DD.    1.   Total income dividends for which record date passed during the period.
              Class A Shares                   $ 124
         2.   Dividends for a second class of open-end company shares
              Class B Shares                   $  15
              Class C Shares                   $   2

73A.     Payments per share outstanding during the entire current period:
         1.   Dividends from net investment income
              Class A Shares                $000.0763
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B Shares                $000.0156
              Class C Shares                $000.0156

74U.     1.   Number of shares outstanding
              Class A Shares                    1,827
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares                    1,052
              Class C Shares                      228

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $13.05
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $12.63
              Class C Shares                   $12.64